Exhibit 99.1
Astec Industries, Inc.

NEWS RELEASE

1725 Shepherd Rd. - Chattanooga, TN 37421 - Phone (423) 899-5898 - Fax (423) 899-4456

ASTEC INDUSTRIES REPORTS THIRD QUARTER 2018 RESULTS

CHATTANOOGA, Tenn. (October 23, 2018) – Astec Industries, Inc. (Nasdaq: ASTE) today reported results for its third quarter ended September 30, 2018.

Net sales for the third quarter of 2018 were $256.6 million compared to $252.1 million for the third quarter of 2017, a 1.8% increase. Domestic sales decreased 1.2% to $194.2 million for the third quarter of 2018 from $196.5 million for the third quarter of 2017. International sales increased 12.2% to $62.4 million for the third quarter of 2018 from $55.6 million for the third quarter of 2017.

Net income for the third quarter of 2018 was $7.0 million or $0.30 per diluted share, compared to a loss of $2.7 million or $0.12 per share for the third quarter of 2017.

Net sales for the nine months ending September 30, 2018 were $854.6 million compared to $872.4 million for 2017, a decrease of 2.0%. Domestic sales decreased 2.8% to $667.6 million for the nine months ending September 30, 2018 from $686.9 million for the same period in 2017.  International sales increased 0.8% to $187.0 million for the nine months ending September 30, 2018 from $185.5 million for the same period in 2017.

The net loss for the nine months ending September 30, 2018 was $13.4 million or $0.58 per share, compared to earnings of $26.9 million or $1.16 per diluted share for the same period in 2017.

The following financial information for the third quarter and nine months ending September 30, 2018 and 2017 excludes all of the impact of wood pellet plant activity on the Company's results during those periods:

Net sales for the third quarter of 2018 were $256.6 million compared to $265.5 million for the third quarter of 2017, a 3.4% decrease.  Domestic sales decreased 7.5% to $194.2 million for the third quarter of 2018 from $209.9 million for the third quarter of 2017.

Net income for the third quarter of 2018 was $7.0 million or $0.30 per diluted share, compared to net income of $12.1 million or $0.52 per diluted share for the third quarter of 2017, a decrease in earnings per share of 42.3%.

Net sales for the nine months ending September 30, 2018 were $929.4 million compared to $870.0 million for 2017, an increase of 6.8%. Domestic sales increased 8.5% to $742.4 million for the nine months ending September 30, 2018 from $684.5 million for the same period in 2017.

Net income for the nine months ending September 30, 2018 was $53.9 million or $2.33 per diluted share, compared to net income of $44.5 million or $1.93 per diluted share for the same period in 2017, an increase in earnings per share of 20.7%.

Commenting on the quarterly results, Benjamin G. Brock, Chief Executive Officer, stated, "Our earnings per share for the third quarter this year was our best in the last six years.  While the earnings were below our own expectation, we were pleased to earn our best reported third quarter result since 2012."

The Company's backlog at September 30, 2018 was $308.6 million, a decrease of $77.9 million or 20.2% compared to the September 30, 2017 backlog of $386.5 million.  Domestic backlog decreased 28.1% to $223.2 million at September 30, 2018 from $310.4 million at September 30, 2017. The international backlog at September 30, 2018 was $85.4 million compared to $76.0 million at September 30, 2017, an increase of 12.4%.  Excluding wood pellet plant backlogs, the Company's September 30, 2018 backlog decreased $2.3 million or 0.7% compared to September 30, 2017.  Prior year backlogs have been recast to include the backlog of RexCon, Inc., acquired during the fourth quarter of 2017.

Commenting on the backlog at quarter end, Mr. Brock stated, "Our backlog, disregarding pellets, was flat year over year, reflecting continued stability in the industries we serve.  As anticipated, our customers remained focused on work during the quarter which led to a slower order intake as the normal buying season started.  Order activity since September 30 has been strong, especially for our products targeted at our infrastructure customers.  Our backlog and recent order intake has us optimistic on our outlook for the fourth quarter and the first half of 2019."

Mr. Brock continued, "Regarding capital allocation, as previously announced, we began our stock repurchase program.  During the quarter, we repurchased approximately 297,000 shares of our common stock for an aggregate purchase price of approximately $14 million.  We believe our stock price is undervalued and that buying our stock back is a good investment and creates value for our shareholders."

Continuing on the outlook for 2019, Mr. Brock commented, "As previously announced, we have engaged Maine Pointe to help us analyze opportunities to improve our Company.  Specifically, we analyzed opportunities to improve strategic sourcing and inventory management.  At the completion of Phase One of the engagement, it was obvious we had opportunities for improvement.  We started Phase Two with Maine Pointe during the quarter.  We anticipate the savings through strategic sourcing improvement will add approximately 2% to our gross margin in 2019 and generate a one-time cash release of approximately $25 million as a result of better inventory management.  In addition to the Maine Pointe effort, we are analyzing all areas of our business for opportunities of operational improvement."

Consolidated financial information for the third quarter and nine months ended September 30, 2018 and additional information related to segment revenues and profits are attached as addenda to this press release.

Investor Conference Call and Web Simulcast

Astec will conduct a conference call today, October 23, 2018, at 10:00 A.M. Eastern Time, to review its  third quarter and nine-month results as well as current business conditions. The number to call for this interactive teleconference is (877) 407-9210. International callers should dial (201) 689-8049.   Please reference Astec Industries.

The Company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec's conference call will be available online at the Company's website: www.astecindustries.com/conferencecalls. An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through November 6, 2018 by dialing (877) 481-4010, or (919) 882-2331 for international callers, Replay ID #37816. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for asphalt road building; aggregate processing; oil, gas and water well drilling; wood processing and concrete production.  Astec's manufacturing operations are divided into three primary business segments: road building, specialized industrial products, and related equipment (Infrastructure Group); aggregate processing and mining equipment (Aggregate and Mining Group); and equipment for the extraction and production of fuels, biomass production, concrete production and water drilling equipment (Energy Group).

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the effects on the Company from (i) its backlog activity, (ii) the capital allocation and share repurchase program, and (iii) the engagement of Maine Pointe and efforts to improve strategic sourcing and operational efficiencies.  These forward-looking statements reflect management's expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include:  general uncertainty in the economy, oil, gas and liquid asphalt prices, rising steel prices, decreased funding for highway projects, the relative strength/weakness of the dollar to foreign currencies, production capacity, general business conditions in the industry, demand for the Company's products, seasonality and cyclicality in operating results, seasonality of sales volumes or lower than expected sales volumes, lower than expected margins on custom equipment orders, competitive activity, tax rates and the impact of future legislation thereon, and those other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2017.

For Additional Information Contact:

Benjamin G. Brock
President and Chief Executive Officer
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: bbrock@astecindustries.com

or

David C. Silvious
Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: dsilvious@astecindustries.com

or

Stephen C. Anderson
Vice President, Director of Investor Relations & Corporate Secretary
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	Sept 30	Sept 30
	2018	2017
Assets
Current assets
Cash and cash equivalents	$25,674	$66,379
Investments	2,432	1,655
Receivables, net	127,523	109,693
Inventories	429,220	399,346
Prepaid expenses and other	39,513	32,825
Total current assets	624,362	609,898
Property and equipment, net	187,903	180,703
Other assets	91,199	86,411
Total assets	$903,464	$877,012
Liabilities and equity
Current liabilities
Accounts payable - trade	$74,419	$60,107
Other current liabilities	132,534	117,129
Total current liabilities	206,953	177,236
Long-term debt, less current maturities	26,506	2,216
Non-current liabilities	23,731	22,358
Total equity	646,274	675,202
Total liabilities and equity	$903,464	$877,012

Astec Industries, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30		Sept 30
	2018	2017	2018	2017
Net sales	$256,613	$252,054	$854,595	$872,364
Cost of sales	198,329	212,970	717,197	691,985
Gross profit	58,284	39,084	137,398	180,379
Selling, general, administrative & engineering expenses	51,054	45,494	154,396	142,836
Income (loss) from operations	7,230	(6,410)	(16,998)	37,543
Interest expense	170	188	488	638
Other	115	1,149	1,774	2,023
Income (loss) before income taxes	7,175	(5,449)	(15,712)	38,928
Income taxes	180	(2,782)	(2,301)	12,055
Net income (loss) attributable to controlling interest	$6,995	$(2,667)	$(13,411)	$26,873

Earnings (loss) per Common Share
Net income (loss) attributable to controlling interest
Basic	$0.31	$(0.12)	$(0.58)	$1.17
Diluted	$0.30	$(0.12)	$(0.58)	$1.16

Weighted average common shares outstanding
Basic	22,923	23,029	23,009	23,023
Diluted	23,084	23,029	23,009	23,180

Astec Industries, Inc.
Segment Revenues and Profits (Losses)
For the three months ended September 30, 2018 and 2017
(in thousands)
(unaudited)
	Infrastructure Group	Aggregate and Mining Group	Energy Group	Corporate	Total
2018 Revenues	87,063	101,735	67,815	-	256,613
2017 Revenues	98,676	99,474	53,904	-	252,054
Change $	(11,613)	2,261	13,911	-	4,559
Change %	(11.8%)	2.3%	25.8%	-	1.8%

2018 Gross Profit	18,642	24,294	15,282	66	58,284
2018 Gross Profit %	21.4%	23.9%	22.5%	-	22.7%
2017 Gross Profit	1,773	23,838	13,422	51	39,084
2017 Gross Profit %	1.8%	24.0%	24.9%	-	15.5%
Change	16,869	456	1,860	15	19,200

2018 Profit (Loss)	4,761	9,011	3,318	(9,778)	7,312
2017 Profit (Loss)	(12,529)	9,565	4,460	(2,975)	(1,479)
Change $	17,290	(554)	(1,142)	(6,803)	8,791
Change %	138.0%	(5.8%)	(25.6%)	(228.7%)	594.4%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits (losses) to the Company's net income (loss) attributable to controlling interest is as follows (in thousands):

	Three months ended September 30
	2018	2017	Change $
Total profit (loss) for all segments	$7,312	$(1,479)	$8,791
Elimination of intersegment profit	(410)	(1,224)	814
Net loss attributable to non-controlling interest	93	36	57
Net income (loss) attributable to controlling interest	$6,995	$(2,667)	$9,662

Astec Industries, Inc.
Segment Revenues and Profits (Losses)
For the nine months ended September 30, 2018 and 2017
(in thousands)
(unaudited)
	Infrastructure Group	Aggregate and Mining Group	Energy Group	Corporate	Total
2018 Revenues	317,359	337,100	200,136	-	854,595
2017 Revenues	407,025	307,205	158,134	-	872,364
Change $	(89,666)	29,895	42,002	-	(17,769)
Change %	(22.0%)	9.7%	26.6%	-	(2.0%)

2018 Gross Profit	4,105	82,625	50,376	292	137,398
2018 Gross Profit %	1.3%	24.5%	25.2%	-	16.1%
2017 Gross Profit	66,394	74,652	39,173	160	180,379
2017 Gross Profit %	16.3%	24.3%	24.8%	-	20.7%
Change	(62,289)	7,973	11,203	132	(42,981)

2018 Profit (Loss)	(43,121)	34,669	16,406	(20,428)	(12,474)
2017 Profit (Loss)	15,545	29,360	10,355	(27,666)	27,594
Change $	(58,666)	5,309	6,051	7,238	(40,068)
Change %	(377.4%)	18.1%	58.4%	26.2%	(145.2%)

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits (losses) to the Company's net income (loss) attributable to controlling interest is as follows (in thousands):

	Nine months ended September 30
	2018	2017	Change $
Total profit (loss) for all segments	$(12,474)	$27,594	$(40,068)
Elimination of intersegment profit	(1,174)	(858)	(316)
Net loss attributable to non-controlling interest	237	137	100
Net income (loss) attributable to controlling interest	$(13,411)	$26,873	$(40,284)

Astec Industries, Inc.
Backlog by Segment
September 30, 2018 and 2017
(in thousands)
(unaudited)
	Infrastructure Group	Aggregate and Mining Group	Energy Group	Total
2018 Backlog	130,257	103,790	74,535	308,582
2017 Backlog	248,893	74,625	62,953	386,471
Change $	(118,636)	29,165	11,582	(77,889)
Change %	(47.7%)	39.1%	18.4%	(20.2%)

Astec Industries, Inc.
Actual and Ex-Wood Pellet Results for the Third Quarter and Nine Months Ended September 30, 2018 and 2017
Unaudited Proforma
(in millions except per share amounts)

Third Quarter	Q3 2018 as Reported	Q3 2018 Ex-Pellets	Q3 2017 as Reported	Q3 2017 Ex-Pellets	Ex-Pellets 2018 vs 2017	% Change
Net Sales	256.6	256.6	252.1	265.5	(8.9)	-3.4%
GM%	22.7%	22.7%	15.5%	23.3%
Op Income (Loss)	7.2	7.2	(6.4)	16.3	(9.1)	-55.8%
Net Income (Loss)	7.0	7.0	(2.7)	12.0	(5.0)	-41.7%
Per Share Earnings (Loss)	0.30	0.30	(0.12)	0.52	(0.22)	-42.3%
EBITDA	13.9	13.9	0.4	23.1	(9.2)	-39.8%
EBITDA %	5.4%	5.4%	0.2%	8.7%

Nine Months	YTD 2018 as Reported	YTD 2018 Ex-Pellets	YTD 2017 as Reported	YTD 2017 Ex-Pellets	Ex-Pellets 2018 vs 2017	% Change
Net Sales	854.6	929.4	872.4	870.0	59.4	6.8%
GM%	16.1%	23.9%	20.7%	23.9%
Op Income (Loss)	(17.0)	67.3	37.5	64.6	2.7	4.2%
Net Income (Loss)	(13.4)	53.9	26.9	44.5	9.4	21.1%
Per Share Earnings (Loss)	(0.58)	2.33	1.16	1.93	0.40	20.7%
EBITDA	4.7	89.0	57.7	84.8	4.2	5.0%
EBITDA %	0.5%	9.6%	6.6%	9.7%

	Astec Industries, Inc.
	Quarterly Financial Data, Ex-Wood Pellets Results
	Unaudited Proforma
	(in thousands except per share amounts)

	2018	2018	2018	2017	2017	2017	2017	2016	2016	2016	2016
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Net Sales	256,613	347,050	325,710	306,758	265,458	297,838	306,697	255,965	228,613	276,253	251,413
Cost of Goods Sold	198,329	265,018	245,016	240,557	203,636	227,451	231,428	198,221	180,377	208,272	186,496
Gross Profit	58,284	82,031	80,694	66,202	61,822	70,387	75,269	57,744	48,236	67,981	64,917
GM%	22.7%	23.6%	24.8%	21.6%	23.3%	23.6%	24.5%	22.6%	21.1%	24.6%	25.8%
SGA&E	51,054	51,263	52,078	44,757	45,494	44,221	53,121	45,398	43,950	44,961	43,806
SGA&E%	19.9%	14.8%	16.0%	14.6%	17.1%	14.8%	17.3%	17.7%	19.2%	16.3%	17.4%
Operating Income	7,230	30,768	28,615	21,445	16,328	26,166	22,148	12,345	4,286	23,020	21,111
Operating Income %	2.8%	8.9%	8.8%	7.0%	6.2%	8.8%	7.2%	4.8%	1.9%	8.3%	8.4%
Other Income (Expense)	(147)	884	311	433	926	76	247	(327)	241	(50)	76
Pre-tax Income	7,083	31,652	28,927	21,878	17,253	26,242	22,395	12,018	4,527	22,970	21,187
PTI%	2.8%	9.1%	8.9%	7.1%	6.5%	8.8%	7.3%	4.7%	2.0%	8.3%	8.4%
Income Tax Expense	180	7,755	6,639	8,787	5,227	8,617	7,640	3,888	2,162	8,319	7,334
Tax Rate	2.5%	24.5%	23.0%	40.2%	30.3%	32.8%	34.1%	32.4%	47.7%	36.2%	34.6%
Income before Minorty Interest	6,903	23,897	22,288	13,090	12,027	17,625	14,755	8,130	2,366	14,652	13,853
Minority Interest	93	94	50	68	36	61	40	52	3	51	65
Net Income	6,995	23,991	22,338	13,158	12,063	17,686	14,795	8,182	2,369	14,703	13,918

Fully Diluted Shares	23,084	23,226	23,236	23,194	23,182	23,183	23,176	23,153	23,145	23,135	23,135

EPS	0.30	1.03	0.96	0.57	0.52	0.76	0.64	0.35	0.10	0.64	0.60

EBITDA	13,918	38,568	35,900	28,453	23,144	32,701	28,935	18,921	10,952	29,112	27,305

Backlog	308,582	302,892	380,372	341,369	310,871	295,411	308,969	284,031	250,178	216,603	270,515